UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2018

ASSEMBLY BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11711 N. Meridian St., Suite 310 Carmel, Indiana 46032
(Address of principal executive offices, including zip code)

(317) 210-9311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2018, Assembly Biosciences, Inc. (the “Company”) entered into amendments to the employment agreements between the Company and Derek A. Small (the “Small Amendment”) and Richard J. Colonno, Ph.D (the “Colonno Amendment,” and together with the Small Amendment, the “Amendments”), the Company’s President and Chief Executive Officer and the Company’s Executive Vice President and Chief Scientific Officer of Virology Operations, respectively. The Amendments, among other things, provide for (i) an at-will employment arrangement, (ii) an increased protected period in connection with a change in control separation from six months to 12 months and (iii) a modified economic cutback, which would reduce separation payments to Mr. Small and Dr. Colonno to the extent necessary to avoid being subject to the excise tax imposed by Section 4999 (the “Excise Tax”) of the Internal Revenue Code of 1986, as amended, in the event that the benefits received by Mr. Small and Dr. Colonno as a result of such cutback would be greater than if Mr. Small and Dr. Colonno were subject to and paid the Excise Tax. These provisions are consistent with the provisions that the Company includes in new executive employment agreements.

In addition, the Small Amendment increases the separation payment payable to Mr. Small in the event of a change of control separation by increasing the lump sum payable in respect of Mr. Small’s annual performance-based cash bonus from an amount equal to his full target annual bonus to an amount equal to 1.5 times such bonus.

The foregoing descriptions of the Small Amendment and the Colonno Amendment are qualified in their entirety by reference to the terms and conditions of the Amendments, which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Also on October 10, 2018, the Company entered into an amended and restated employment agreement with Uri A. Lopatin, M.D., the Company’s Chief Medical Officer (the “A&R Employment Agreement”). The A&R Employment Agreement provides for an at-will employment arrangement. The A&R Employment Agreement provides for an initial annualized base salary of $390,000 and an annual performance-based incentive cash bonus in an amount initially targeted to 35% of Dr. Lopatin’s then-current base salary. Neither term represents a change to Dr. Lopatin’s compensation.

If Dr. Lopatin’s employment is terminated as a result of his death, then the Company will pay to his estate his then-current base salary for a period of 12 months following such termination.

If Dr. Lopatin’s employment is terminated by the Company for disability (as defined in the A&R Employment Agreement) or without cause (as defined in the A&R Employment Agreement) or by Dr. Lopatin for good reason (as defined in the A&R Employment Agreement) within 12 months following a change of control (as defined in the A&R Employment Agreement), and provided that Dr. Lopatin signs and does not revoke a general release of claims against the Company, the Company will provide Dr. Lopatin the following benefits: (i) a lump sum payment equal to 12 months of his then-current base salary; (ii) an amount equal to his full target annual bonus for the year in which the termination occurred; (iii) immediate vesting in full of all equity awards held by Dr. Lopatin subject to time-based vesting; (iv) extension of the exercise period for all vested stock options held by Dr. Lopatin to the end of their term; and (v) if Dr. Lopatin properly elects COBRA, reimbursement of COBRA premiums for 12 months following termination or the end of his COBRA continuation period, whichever is earlier; provided, however, the Company’s obligation to pay such premiums will terminate earlier if he becomes eligible for health insurance benefits from another employer during such period.

If Dr. Lopatin’s employment is terminated as a result of his disability, by the Company without cause or by Dr. Lopatin for good reason, and such termination does not occur within 12 months following a change of control and provided that Dr. Lopatin signs and does not revoke a general release of claims against the Company, the Company will provide him the following benefits: (i) continued payment of his then-current base salary for 12 months following the date of termination of employment; (ii) all equity awards that would have time vested during the six months following the termination date shall accelerate and vest; (iii) with respect to Dr. Lopatin’s vested stock options, (a) the extension of the exercise period for all vested stock options granted prior to 2018 until term and (b) the extension of the exercise period for all vested stock options granted after January 2018 until the first anniversary of the termination date; and (iv) if Dr. Lopatin properly elects COBRA, reimbursement of COBRA premiums for 12 months following termination or the end of his COBRA continuation period, whichever is earlier; provided, however, the Company’s obligation to pay such premiums will terminate earlier if he becomes eligible for health insurance benefits from another employer during such period. Such benefits are in lieu of, and not in addition to, the benefits described in the preceding paragraph.

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The A&R Employment Agreement includes non-solicitation covenants that apply during the term of the employment agreement and for one year following the termination of his employment.

The foregoing description of the A&R Employment Agreement is qualified in its entirety by reference to the terms and conditions of the A&R Employment Agreement, which is filed with this Current Report on Form 8-K as Exhibits 10.3.

In addition, the Compensation Committee of the Board of Directors of the Company approved a form of stock appreciation right award agreement for non-U.S. grantees to grant stock appreciation awards under the Assembly Biosciences, Inc. 2018 Stock Incentive Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement, dated October 10, 2018, by and between Assembly Biosciences, Inc. and Derek Small.
10.2	Amendment No. 1 to Employment Agreement, dated October 10, 2018, by and between Assembly Biosciences, Inc. and Richard Colonno, Ph.D.
10.3	Amended and Restated Employment Agreement, dated October 10, 2018, by and between Assembly Biosciences, Inc. and Uri A. Lopatin, M.D.
10.4	Form of Stock Appreciation Right Award Agreement for Non-U.S. Grantees under the Assembly Biosciences, Inc. 2018 Stock Incentive Plan.

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement, dated October 10, 2018, by and between Assembly Biosciences, Inc. and Derek Small.
10.2	Amendment No. 1 to Employment Agreement, dated October 10, 2018, by and between Assembly Biosciences, Inc. and Richard Colonno, Ph.D.
10.3	Amended and Restated Employment Agreement, dated October 10, 2018, by and between Assembly Biosciences, Inc. and Uri A. Lopatin, M.D.
10.4	Form of Stock Appreciation Right Award Agreement for Non-U.S. Grantees under the Assembly Biosciences, Inc. 2018 Stock Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2018	Assembly Biosciences, Inc.

	By:	/s/ Derek A. Small
Derek A. Small
President and Chief Executive Officer

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